Exhibit 99.1

ESH Acquisition Corp. and The Original Fit Factory, Ltd. Announce the Execution of a Business Combination Agreement

Upon the closing of the proposed transaction, the combined company will become a US-domiciled, public company ready to advance its ecosystem of health and wellness digital platforms, connected devices, and premium fitness studios.

The proposed transaction with ESH Acquisition Corp. values The Original Fit Factory, Ltd. at an implied pro-forma equity value of $500 million.

ESH Acquisition Corp. (NASDAQ: ESHA) (“ESH”), a publicly traded special purpose acquisition company, and The Original Fit Factory, Ltd. (“The Original Fit Factory”), a next-generation health and wellness group, today announced that they have entered into a definitive business combination agreement (the “Business Combination Agreement”).

The proposed transaction reflects an implied pro-forma equity valuation for The Original Fit Factory of $500 million. At the closing of the proposed transaction (the “Closing”), the former security holders of The Original Fit Factory will receive transaction consideration in newly issued shares of common stock of The Original Fit Factory Holdings Inc., a Delaware corporation and the resulting combined company of the proposed transaction (“TOFF Holdings”). Upon the Closing, the shares of TOFF Holdings are expected to be listed on The Nasdaq Stock Market LLC (“Nasdaq”). The proposed transaction is expected to provide The Original Fit Factory with financing to fund its growth strategy globally.

The Original Fit Factory aims to revolutionize fitness with its innovative platform. According to Dave Weir, CEO of The Original Fit Factory: “With the proposed business combination, it is our aim and vision to disrupt the online fitness and wearables space globally. By taking this next step, we believe we’re unlocking access to the resources we need to bring innovative products, seamless services, and vibrant community experiences to even more people.”

ESH CEO, Jim Francis said: “We are impressed with the strategic vision and proven track-record of The Original Fit Factory’s leadership team. They have demonstrated their ability to grow their businesses, develop quality products and build strategic alliances such as Reebok Fitness and wearable.”

Transaction Overview

Pursuant to the terms of the Business Combination Agreement, (i) TOFF Holdings will consummate a share exchange with the shareholders of The Original Fit Factory resulting in the former shareholders of The Original Fit Factory becoming stockholders of TOFF Holdings and The Original Fit Factory becoming a wholly-owned subsidiary of TOFF Holdings and (ii) ESH will merge with and into a subsidiary of TOFF Holdings, with the former securityholders of ESH becoming securityholders of TOFF Holdings and ESH becoming a wholly-owned subsidiary of TOFF Holdings. TOFF Holdings will be renamed “The Original Fit Factory, Inc.”. The shareholders of The Original Fit Factory will receive consideration in the form of newly issued shares of common stock of TOFF Holdings, valued based on an aggregate implied pro forma equity value for The Original Fit Factory of $500 million.

The boards of directors of ESH and The Original Fit Factory both unanimously approved the proposed transaction. The closing of the proposed transaction is subject to approval by ESH’s stockholders and other customary closing conditions. It is currently anticipated that the transaction will close by the end of the first quarter of 2026.

The description of the proposed transaction contained in this release is only a summary and is qualified in its entirety by reference to the definitive Business Combination Agreement relating to the transaction, a copy of which will be filed by ESH with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

Advisors

Paul Hastings LLP is serving as legal advisor to The Original Fit Factory.

Ellenoff Grossman & Schole LLP is serving as legal advisor to ESH.

About The Original Fit Factory

The Original Fit Factory’s core businesses are well-established in technology, fitness and wellbeing and their innovations division which includes the Reebok Fitness App and the Reebok Smart Ring, opens the door for growth. The Original Fit Factory has experienced strong growth over the past three years developing into a thriving ecosystem of products and propositions.

About ESH

ESH Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Business Combination Agreement (the “Transactions”), TOFF Holdings, The Original Fit Factory and ESH intend to file a Registration Statement on Form S-4 (as amended and supplemented from time to time, the “Registration Statement”) with the SEC, which will include a preliminary proxy statement of ESH and a prospectus of TOFF Holdings relating to the offer of the securities to be issued to ESH’s securityholders in connection with the completion of the Transactions (the “Proxy Statement/Prospectus”). The definitive proxy statement and other relevant documents will be mailed to ESH stockholders as of a record date to be established for voting on the Transactions and other matters as described in the Proxy Statement/Prospectus. ESH, The Original Fit Factory and/or TOFF Holdings will also file other documents regarding the Transactions with the SEC. This press release does not contain all of the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF ESH AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH ESH’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT ESH, The Original Fit Factory, TOFF Holdings AND THE TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by ESH, The Original Fit Factory and/or TOFF Holdings, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: ESH Acquisition Corp., 228 Park Ave S, Suite 89898, New York, NY 10003; Email: jim@eshacquisition.com, Attention: James Francis, or upon written request to The Original Fit Factory or TOFF Holdings, Canniesburn Gate, 10 Canniesburn Drive, Bearsden, Glasgow G61 1BF, Email: Dave@theoriginalfitfactory.com; Catherine@theoriginalfitfactory.com, Attention: David Weir; Catherine Chalmers.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PRESS RELEASE. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

ESH, The Original Fit Factory, TOFF Holdings and their respective directors, executive officers, certain of their equityholders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from ESH’s stockholders in connection with the Transactions. You can find information about ESH’s directors, executive officers, certain of their stockholders and other members of management and employees and their interest in ESH can be found in the sections entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” of ESH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on April 4, 2025, and “Management—Conflicts of Interest,” and “Certain Relationships and Related Party Transactions” in ESH’s final prospectus, filed with the SEC on June 15, 2023, each of which is available free of charge at the SEC’s website at www.sec.gov and at the following URL:www.eshacquisition.com. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

A list of the names of the directors, executive officers, other members of management and employees of The Original Fit Factory and TOFF Holdings, as well as information regarding their interests in the Transactions, will be contained in the Registration Statement to be filed with the SEC. Additional information regarding the interests of such potential participants in the solicitation process may also be included in other relevant documents when they are filed with the SEC.

No Offer or Solicitation

The information contained in this press release is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of ESH, The Original Fit Factory or TOFF Holdings, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” with respect to ESH, The Original Fit Factory and/or TOFF Holdings that involve substantial risks and uncertainties. These forward-looking statements include all statements other than statements of historical fact, including, without limitation, estimates and forecasts of financial position, business strategy, plans, targets and objectives of the management of The Original Fit Factory for future operations (including development plans and objectives), the anticipated benefits of the Transactions, the anticipated capitalization and enterprise value of TOFF Holdings and The Original Fit Factory following the Transactions, expectations related to the terms and timing of the Transactions, regulatory developments in The Original Fit Factory’s industries, and funding of and investments into The Original Fit Factory or TOFF Holdings. In some cases, you can identify forward-looking statements by terminology such as “according to estimates”, “anticipates”, “assumes”, “believes”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “is of the opinion”, “may”, “plans”, “potential”, “predicts”, “projects”, “targets”, “to the knowledge of”, “should”, “will”, “would”, or the negatives of these terms, variations of them or similar terminology, although not all forward-looking statements contain such identifying words and the absence of these words does not mean that a statement is not forward-looking.

Such forward-looking statements are subject to risks, uncertainties, and other factors which may adversely affect The Original Fit Factory’s and TOFF Holdings’ ability to implement and achieve their plans and objectives set out in such forward-looking statements and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding The Original Fit Factory’s and TOFF Holdings’ present and future policies and plans and the environment in which The Original Fit Factory and TOFF Holdings will operate in the future. Many actual events or circumstances are outside of the control of The Original Fit Factory, TOFF Holdings or ESH. Furthermore, certain forward-looking statements are based on assumptions or future events which may not prove to be accurate, and no reliance whatsoever should be placed on any forward-looking statements in this press release. Factors that may cause such differences include, but are not limited to: (1) the Transactions not being completed in a timely manner or at all, which may adversely affect the price of ESH’s securities; (2) the Transactions not being completed by ESH’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by ESH; (3) failure by the parties to satisfy the conditions to the consummation of the Transactions, including the approval of ESH’s stockholders; (4) inability to realize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of The Original Fit Factory and TOFF Holdings to grow and manage growth profitably, build or maintain relationships with customers and retain management and key employees, capital expenditures, requirements for additional capital and timing of future cash flow provided by operating activities and the demand for health and wellness products, including fitness classes and wearable fitness trackers, including those offered by The Original Fit Factory and TOFF Holdings; (5) the level of redemptions by ESH’s public stockholders which will reduce the amount of funds available for The Original Fit Factory and TOFF Holdings to execute on their business strategies and may make it difficult to obtain or maintain the listing or trading of TOFF Holdings common stock on a major securities exchange; (6) the ability to obtain or maintain the listing of TOFF Holdings’ securities on the Nasdaq, following the Transactions; (7) costs related to the Transactions and as a result of TOFF Holdings becoming a U.S.-listed public company that may be higher than currently anticipated; (8) changes in business, market, financial, political and regulatory conditions; (9) failure of The Original Fit Factory’s and/or TOFF Holdings’ fitness and wearable products to meet customer expectations; (10) regulatory or other developments that negatively impact demand for the products and services provided by The Original Fit Factory and/or TOFF Holdings; (11) the outcome of any event, change or other circumstance that could give rise to the inability to consummate the Transactions; (12) the outcome of any legal proceedings that may be instituted against ESH, The Original Fit Factory, TOFF Holdings and/or any of their respective affiliates; (13) changes to the proposed structure of the Transactions that may be required or appropriate as a result of applicable laws or regulations; (14) the risk that the Transactions disrupt current plans and operations of The Original Fit Factory as a result of the announcement and consummation of the Transactions; (15) challenges in implementing The Original Fit Factory’s and/or TOFF Holdings’ business plan due to operational challenges, significant competition and regulation; (16) being considered to be a “shell company” or “former shell company” by the securities exchange on which TOFF Holdings common stock may be listed or by the SEC, which may impact the ability to list TOFF Holdings common stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of TOFF Holdings’ securities; (17) trading price and volume of the shares of TOFF Holdings common stock may be volatile following the Transactions and an active trading market may not develop; (18) TOFF Holdings stockholders may experience dilution in the future due to the exercise of a significant number of existing warrants and any future issuances of equity securities of TOFF Holdings; (19) conflicts of interest that may arise from investment and transaction opportunities involving TOFF Holdings, The Original Fit Factory, their respective affiliates and other investors and clients; (20) a security breach, cyber-attack or other event where unauthorized parties obtain access to The Original Fit Factory’s or TOFF Holdings’ customer’s data; (21) The Original Fit Factory’s or TOFF Holdings’ lack of control over suppliers, contract manufacturers and logistics partners for their wearable fitness products; (22) The Original Fit Factory’s or TOFF Holdings’ reliance on independent contractors for certain of its digital fitness offerings; (23) The Original Fit Factory’s or TOFF Holdings’ dependence on third-party licenses for certain of its product and service offering, including Reebok fitness and the Reebok Smart Ring; (24) actual or perceived defects in, or safety of, The Original Fit Factory’s or TOFF Holdings’ products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving The Original Fit Factory’s or TOFF Holdings’ products; (25) increases in component costs, long lead times, supply shortages or other supply chain disruptions which impact The Original Fit Factory’s or TOFF Holdings’ products; (26) The Original Fit Factory’s or TOFF Holdings’ ability to generate or in-license content for its digital platforms; (27) The Original Fit Factory’s or TOFF Holdings’ ability to effectively price and market their products and subscriptions and their limited operating history with which to predict the profitability of their subscription models; and (28) other risks and uncertainties included in (x) the “Risk Factors” sections of the ESH’s Annual Report and (y) other documents filed or to be filed with or furnished or to be furnished to the SEC by TOFF Holdings, The Original Fit Factory and/or ESH. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. None of ESH, The Original Fit Factory or TOFF Holdings undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Past performance by ESH’s, The Original Fit Factory’s or TOFF Holdings’ management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of ESH’s, The Original Fit Factory’s or TOFF Holdings’ management teams or businesses associated with them as indicative of future performance of an investment or the returns that ESH, The Original Fit Factory or TOFF Holdings will, or are likely to, generate going forward.

Jonathan Morris

jonathan@eshacquisition.com

+1 (212) 287 5022

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